Exhibit 1.1

REEBONZ HOLDING LTD.

UNDERWRITING AGREEMENT

[          ] Ordinary Shares

, 2019

Roth Capital Partners, LLC
888 San Clemente Drive, Suite 400
Newport Beach, CA 92660

Maxim Group LLC
405 Lexington Avenue
New York, NY 10174

As the Representatives of the
Several Underwriters Named on Schedule I Hereto

Ladies and Gentlemen:

Reebonz Holding Limited, an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Roth Capital Partners, LLC (“Roth”) and Maxim Group LLC (“Maxim”) are acting as representatives (the “Representatives”), an aggregate of [          ] ordinary shares, par value US$0.0008 per share (the “Ordinary Shares”), of the Company (the “Firm Shares”). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 4 hereof, up to an additional [          ] Ordinary Shares (the “Option Shares”). The Firm Shares and the Option Shares are hereinafter collectively referred to as the “Shares”.

The Company and the several Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement covering the Shares on Form F-1 (File No. 333-229839) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, including a preliminary prospectus relating to the Shares, and such amendments to such registration statement (including post-effective amendments) as may have been required through the date of this Underwriting Agreement (this “Agreement”). Such registration statement, including amendments thereto (including post-effective amendments thereto), at the time of effectiveness thereof (the “Effective Time”), all exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” The Registration Statement has been declared effective by the Commission. If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement. Any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus.” The Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the pricing of the offering contemplated hereby is hereinafter called the “Pricing Prospectus.”

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus covering the Shares, which includes the information permitted to be omitted therefrom at the Effective Time by Rule 430A under the Securities Act. Such final prospectus, as so filed, is hereinafter called the “Final Prospectus.” The Final Prospectus, the Pricing Prospectus and any Preliminary Prospectus in the form in which they were included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereinafter called the “Prospectus.”

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date (as defined in Section 4(d) below) and as of each Option Closing Date (as defined in Section 4(b) below), if any, as follows:

(i) No Material Misstatements or Omissions. At the Effective Time, at the date hereof, at the Closing Date, and at each Option Closing Date, if any, the Registration Statement and any post-effective amendment, at the time of filing thereof, conformed in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(v)(A)(1) below), as of [●] (Eastern time) on the date hereof (the “Applicable Time”), on the Closing Date, if any, and on each Option Closing Date, if any, and the Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act, at the Closing Date, and at each Option Closing Date, if any, when considered together with the Time of Sale Disclosure Package, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package, or any Prospectus in reliance upon, and in conformity with, the written information furnished by any Underwriters’ Information (as defined below). No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii) Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Shares other than the Time of Sale Disclosure Package and a “bona fide electronic road show” approved by the Representatives and as defined in Rule 433 (the “Bona Fide Electronic Road Show”), for use in connection with the marketing of the offering of the Shares (the “Marketing Materials”).

(iii) Testing the Waters Communications. The Company (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act

(iv) [Reserved.]

(v) Accurate Disclosure. The Company has provided a copy to the Underwriters of each Bona Fide Electronic Road Show used in the sale of the Shares. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, the Bona Fide Electronic Road Show, as of the Closing Date and as of each Option Closing Date, does not or will include (1) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (2) information that conflicted with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or the Bona Fide Electronic Roadshow in reliance upon, and in conformity with, the Underwriters’ Information (as defined below). As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale Disclosure Package” means the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Bona Fide Electronic Roadshow, the information and documents incorporated by reference in the Prospectus and the description of the transaction provided by the Underwriters included on Schedule II hereto.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares.

(B) At the time of filing of the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(C) Each Bona Fide Electronic Roadshow listed on Schedule III hereto satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rule 433 under the Securities Act, such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(vi) Financial Statements. The financial statements of the Company, together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Rules and Regulations of the Commission thereunder, and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”) consistently applied throughout the periods involved. No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus. To the Company’s knowledge, the financial statements of Draper Oakwood Technology Acquisition, Inc. (“DOTA”), together with the related notes and schedules, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the Rules and Regulations of the Commission thereunder, and fairly present the financial condition of DOTA as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved. The pro forma and pro forma as adjusted financial information and the related notes, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus have been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Rules and Regulations, the Exchange Act and the rules and regulations of the Commission promulgated thereunder and present fairly the information shown therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act, the Exchange Act, or the Rules and Regulations to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vii) Independent Accountants. To the Company’s knowledge (a) KPMG LLP, which has expressed its opinion with respect to the financial statements of the Company included or incorporated by reference as part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and (b) Marcum LLP, which has expressed its opinion with respect to the financial statements of DOTA, included or incorporated by reference as part of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are each independent public accounting firms within the meaning of the Securities Act and the Rules and Regulations.

(viii) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and are designed to ensure that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (X) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting and (Y) the Company has not been advised of (1) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ix) Forward-Looking Statements. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) included in the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials.

(x) Statistical and Marketing-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials, are not based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects.

(xi) Trading Market. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the Nasdaq Capital Market (“Nasdaq”). Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company is in compliance with the rules and regulations of Nasdaq, including without limitation, the requirements for continued listing of the Ordinary Shares on Nasdaq, and there are no actions, suits or proceedings pending, threatened or, to the Company's knowledge, contemplated, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from Nasdaq nor has the Company has received any notice from Nasdaq regarding the revocation of such or otherwise regarding the delisting of the Common Stock from Nasdaq, except in each case as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(xii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xiii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xiv) Emerging Growth Company. From the time of the filing of the Registration Statement to the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section (a) of the Act (an “Emerging Growth Company”).

(xv) Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Rules and Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company or any of its subsidiaries is a party or by which it is or may be bound or affected and that is referred to in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus has been duly authorized and validly executed by the Company or its subsidiaries and is in full force and effect in all material respects and is enforceable against the Company or its subsidiaries and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. None of such agreements or instruments has been assigned by the Company or its subsidiaries, and neither the Company, its subsidiaries nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company or its subsidiaries of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental authority, agency or court, domestic or foreign, having jurisdiction over the Company or its subsidiaries or any of its assets or businesses, including, without limitation, those relating to Environmental Laws (as defined below).

(xvi) Absence of Certain Proceedings. To the Company’s best knowledge, the Company’s directors and executive officers are not a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company, as the case may be.

(xvii) Disclosure of Regulatory Matters and Documents. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Time of Sale Disclosure Package or to be filed as exhibits to the Registration Statement that are not described in all material respects or filed as required.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(i) Good Standing. Each of the Company and its subsidiaries (which term shall include all consolidated variable interest entities or other consolidated entities) has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries has the power and authority (corporate or otherwise) to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except where the failure to so qualify would not have or be reasonably likely to result in a material adverse effect upon the business, properties, operations, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement (“Material Adverse Effect”). The names and jurisdictions of incorporation or formation, as the case may be, of each of the Company’s subsidiaries (which term shall include all consolidated variable interest entities or other consolidated entities) is set forth in the Registration Statement, the Time of Sale Disclosure Package, and the Final Prospectus.

(ii) Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized by the Company, and when executed and delivered by the Company, will constitute the valid, legal and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(iii) Contracts. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated, the issue and sale of the Shares, the use of proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” will not (A) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, order, rule or regulation to which the Company or any subsidiary is subject, or by which any property or asset of the Company or any subsidiary is bound or affected, (B) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) (a “Default Acceleration Event”) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, except to the extent that such conflict, default, or Default Acceleration Event not reasonably likely to result in a Material Adverse Effect, or (C) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s memorandum and articles of association or other equivalent organizational or governing documents.

(iv) No Violations of Governing Documents. Neither the Company nor any of its subsidiaries is in violation, breach or default under its memorandum and articles of association or other equivalent organizational or governing documents.

(v) Consents. No consents, approvals, orders, authorizations or filings are required on the part of the Company in connection with the execution, delivery or performance of this Agreement, the issue and sale of the Shares, the use of proceeds from the sale of the Shares as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” except (A) the registration under the Securities Act of the Shares, which has been effected, (B) the necessary filings and approvals from Nasdaq to list the Shares, (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws and the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase of the Shares and distribution of the Shares by the several Underwriters, (D) such consents and approvals as have been obtained and are in full force and effect, and (E) such consents, approvals, orders, authorizations and filings the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(vi) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all applicable securities laws and conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. All of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Except for the issuances of options or restricted stock in the ordinary course of business, since the respective dates as of which information is provided in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Shares, when issued and paid for as provided herein, will be duly authorized and validly issued, fully paid and nonassessable, will be issued in compliance with all applicable securities laws and will be free of preemptive, registration or similar rights. The Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(vii) Taxes. Except as would not reasonably be expected to result in a Material Adverse Effect, each of the Company and its subsidiaries has (A) filed all foreign, federal, state and local tax returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (B) paid all taxes (as hereinafter defined) shown as due and payable on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary. The provisions for taxes payable, if any, shown on the financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. To the knowledge of the Company, no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries, and no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Material Change. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (A) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (B) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (C) there has not been any change in the capital stock of the Company or any of its subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or upon the conversion of outstanding shares of preferred stock or other convertible securities), (D) there has not been any material change in the Company’s long-term or short-term debt, and (E) there has not been the occurrence of any Material Adverse Effect.

(ix) Absence of Proceedings. Other than as set forth in the Registration Statement, the Time of Sale Disclosure Package, the Preliminary Prospectus and the Final Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which, if determined adversely to the Company or its subsidiaries, would individually or in the aggregate, reasonably be likely to result in a Material Adverse Effect.

(x) Permits. The Company and each of its subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self-regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect. All such Permits are free and clear of any material restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits. The Company has not received notification of any material revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Permit.

(xi) Compliance Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company and its subsidiaries: (A) are and at all times have been in compliance with all statutes, rules, and regulations applicable to Company and its subsidiaries related to the ownership, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import or export of any product manufactured or distributed by the Company (“Applicable Laws”); (B) have not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority or third party alleging that any product operation or activity is in violation of any Applicable Laws and have no knowledge that any such governmental authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (C) have not received notice that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Permits and the Company has no knowledge that any such governmental authority is considering such action; and (D) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Permits and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except in each case regarding the foregoing clauses (A) – (D) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xii) Foreign Private Issuer. The Company is a “foreign private issuer” (as defined in Rule 405 under the Securities Act).

(xiii) Good Title. The Company and each of its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The property held under lease by the Company and its subsidiaries is held by them, to their knowledge, under valid, subsisting and enforceable leases with only such exceptions as are not material and with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(xiv) Intellectual Property. The Company and each of its subsidiaries owns, or has valid, binding and enforceable licenses or other rights under, the patents, patent applications, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, the “Intellectual Property”) necessary for, or used in the conduct, or the proposed conduct, of the business of the Company in the manner described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The issued patents, trademarks, and copyrights, if any, included within the Intellectual Property are valid, enforceable, and subsisting. To the knowledge of the Company and except as disclosed in the Registration Statement, Time of Sale Disclosure Package and the Final Prospectus, no action or use by the Company or any of its subsidiaries involves or gives rise to any infringement of, or license or similar fees for, any Intellectual Property of others. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus: (A) the Company is not obligated to pay a material royalty, grant a license to, or provide other material consideration to any third party in connection with the Intellectual Property, other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (B) the Company has not received any notice of any claim of infringement, misappropriation or conflict with any asserted rights of others with respect to any of the Company’s products or product candidates, processes or Intellectual Property, (C) neither the sale nor use of any of the discoveries, inventions, products or product candidates or processes of the Company referred to in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus do or will, infringe, misappropriate or violate any right or valid patent claim of any third party, except to the extent that such infringement, misappropriation or violation is not reasonably likely to result in a Material Adverse Effect, and (D) no third party has any ownership right in or to any Intellectual Property that is owned by the Company, other than any co-owner of any patent constituting Intellectual Property who is listed on the records of the U.S. Patent and Trademark Office (the “USPTO”), or any equivalent foreign authority, and any co-owner of any patent application constituting Intellectual Property who is named in such patent application, and, to the knowledge of the Company, no third party has any ownership right in or to any Intellectual Property in any field of use that is exclusively licensed to the Company, other than any licensor to the Company of such Intellectual Property

(xv) Employment Matters. There is (A) no unfair labor practice complaint pending against the Company or any of its subsidiaries nor, to the Company’s knowledge, threatened, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s knowledge, threatened against it or any of its subsidiaries and (B) no material labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is imminent, and the Company is not aware of any existing or imminent material labor disturbance by the employees of any of its, or its subsidiaries’, principal suppliers, manufacturers, customers or contractors that could reasonably be expected, singularly or in the aggregate, to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any such subsidiary.

(xvi) Management’s Discussion and Analysis. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Disclosure Package describes in all material respects: (i) to the extent applicable, all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries, such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company or any of its Subsidiaries or the availability thereof or the requirements of the Company or any of its subsidiaries for capital resources.

(xvii) Environmental Matters. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses, if applicable (“Environmental Laws”), except where the failure to comply has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect. To the Company’s knowledge, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which has not had and would not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has knowledge.

(xviii) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their respective capacities as such, to comply with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the Effective Time, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the Effective Time.

(xix) Critical Accounting Policies. The description of the Company’s accounting policies included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus accurately and fully describes, in all material respects, (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(xx) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. “Governmental Entity” shall be defined as any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency (whether foreign or domestic) having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations.

(xxi) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries, nor any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee, representative, agent, affiliate of the Company or any of its subsidiaries, or any other person acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure and promote continued compliance therewith.

(xxii) OFAC. Neither the Company nor any of its subsidiaries, nor, to the Company’s best knowledge, any directors, officers, employees, agents, affiliates or representatives of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (A) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”)), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or any orders or licenses issued pursuant to the Iran Sanctions Act, as amended (“ISA”); the Comprehensive Iran Sanctions and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act, the National Defense Authorization Act for Fiscal Year 2012, the Iran Freedom and Counter-Proliferation Act of 2012, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, or the U.S. Syria Accountability and Lebanese Sovereignty Act (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Balkans, Belarus, Burma, Cote D'Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe).

(xxiii) Insurance. The Company and each of its subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are commercially reasonable and customary and generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it and its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(xxiv) No Violation. Neither the Company nor any of its subsidiaries nor, to its knowledge, any other party is in violation, breach or default of any Contract (as defined below) that has resulted in or could reasonably be expected to result in a Material Adverse Effect.

(xxv) Continued Business. No supplier, customer, distributor or sales agent of the Company or any subsidiary has notified the Company or any subsidiary that it intends to discontinue or decrease the rate of business done with the Company or any subsidiary, except where such discontinuation or decrease has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.

(xxvi) Transactions Affecting Disclosure to FINRA.

(1) No Finder’s Fee. There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder’s, consulting or origination fee with respect to the introduction of the Company to any Underwriter or the sale of the Shares hereunder or, except as contemplated in this Agreement, any other arrangements, agreements, understandings, payments or issuances with respect to the Company that may affect the Underwriters’ compensation, as determined by FINRA.

(2) Payments Within Twelve (12) Months. Except as disclosed to the Representatives in writing, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (A) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (B) any FINRA member; or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve (12) months prior to the Effective Time of the Registration Statement, other than the payment to the Underwriters in connection with the public offering contemplated hereunder.

(3) Use of Proceeds. None of the net proceeds of the public offering contemplated hereunder will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(4) No FINRA Affiliations. Except as disclosed to the Representatives in writing, there is no: (A) officer or director of the Company or its subsidiaries, (B) beneficial owner of 5% or more of any class of the Company’s securities or (C) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the public offering contemplated hereunder (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Representatives if it becomes aware that any of the persons referred to in clauses (A), (B) or (C) of the immediately preceding sentence is or becomes an affiliate or associated person of a FINRA member participating in the public offering contemplated hereunder.

(xxvii) No Financial Advisor. Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxviii) Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Description of Securities” and “Taxation,” insofar as they purport to constitute a summary of (A) the terms of the Company’s outstanding securities, (B) the terms of the Shares and (C) the legal matters referred to therein, are accurate and fair in all respects.

(xxix) Related Party Transactions There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement or the Time of Sale Disclosure Package and the Final Prospectus. All transactions by the Company with office holders or control persons of the Company have been duly approved by the board of directors of the Company, or duly appointed committees or officers thereof, if and to the extent required under U.S. law.

(xxx) No Registration Rights. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement or with any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxxi) Filing of Tax Returns. Each of the Company and its subsidiaries has filed all income, franchise and other tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of the Subsidiaries which has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a Material Adverse Effect.

(xxxii) PFIC Status. Based on the Company’s current and anticipated operations and composition of its earnings and assets, including the current and expected valuation of its assets, the Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the taxable year ended December 31, 2018 and does not expect to become a PFIC in its current taxable year; and the Company has no plans or intentions to become a PFIC in the future.

(xxxiii) No Stamp Tax. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriter to the government of Singapore or the Cayman Islands or any political subdivision or taxing authority thereof in connection with (i) the execution, delivery or performance of this Agreement, (ii) the issuance, sale or delivery of the Shares to the Underwriters or (iii) the initial sale and delivery by the Underwriters of the Shares to purchasers thereof.

(xxxiv) Cyber Security; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except in each case as would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except in each case as would not, singly or in the aggregate, result in a Material Adverse Effect.

(xxxv) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in The City of New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, the Time of Sale Disclosure Package, the Registration Statement, or the offering of the Shares in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein.

(b) Any certificate signed by any officer of the Company and delivered to the Representatives on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Shares to the several Underwriters, and the several Underwriters agree, severally and not jointly, to purchase the Firm Shares set forth opposite the names of the Underwriters in Schedule I hereto. The purchase price for each Firm Share shall be $[          ] per share.

(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Option Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right, severally and not jointly, to purchase at the purchase price set forth in Section 4(a) all or any portion of the Option Shares as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time and from time to time on or before the thirtieth (30th) day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree. If the Underwriters elect to purchase less than all of the Option Shares, the Company agrees to sell to the Underwriters the number of Option Shares obtained by multiplying the number of Option Shares specified in such notice by a fraction, the numerator of which is the number of Option Shares set forth opposite the name of the Underwriters in Schedule I hereto under the caption “Number of Option Shares to be Sold” and the denominator of which is the total number of Option Shares.

(c) Payment of the purchase price for and delivery of the Option Shares shall be made on the Option Closing Date in the same manner and at the same office as the payment for the Firm Shares as set forth in subparagraph (d) below.

(d) The Firm Shares will be delivered by the Company to the Representatives, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, or such other location as may be mutually acceptable, at 6:00 a.m. Pacific Time, on the second (or if the Firm Shares are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the third) full business day following the date hereof, or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, or, in the case of the Option Shares, at such date and time set forth in the Option Notice. The time and date of delivery of the Firm Shares is referred to herein as the “Closing Date.” On the Closing Date, the Company shall deliver the Firm Shares, which shall be registered in the name or names, and shall be in such denominations, as the Representatives may request on behalf of the Underwriters at least one (1) business day before the Closing Date, to the respective accounts of the several Underwriters, which delivery shall be made through the facilities of the Depository Trust Company’s DWAC system.

5. Covenants.

The Company covenants and agrees with the Underwriters as follows:

(a) The Company shall prepare the Final Prospectus in a form approved by the Underwriters and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second (2nd) business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(b) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriters the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Underwriters for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Underwriters reasonably object.

(c) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package or the Final Prospectus, or of any proceedings to remove, suspend or terminate from listing the Company’s Ordinary Shares from any securities exchange upon which it is listed for trading, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430C under the Securities Act, as applicable, and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(d) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package ) to comply with the Securities Act, the Company will promptly notify the Representatives, allow the Underwriters the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(e) The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(f) The Company will furnish to the Underwriters and counsel to the Underwriters copies of the Registration Statement, each Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than fifteen (15) months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations; provided that the Company will be deemed to have furnished such statements to its securityholders to the extent they are filed or furnished on the Commission’s EDGAR system.

(h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses incurred in connection with the delivery to the Underwriters of the Shares (including transfer taxes allocated to the respective transferees, all fees and expenses of the registrar and transfer agent of the Shares (if other than the Company), (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, the Time of Sale Disclosure Package, any Prospectus, and any amendment thereof or supplement thereto, (iii) all reasonable filing fees and reasonable fees and disbursements of the Underwriter’s counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriter or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriter shall designate, (iv) the fees and expenses of any transfer agent or registrar (v) the reasonable filing fees and reasonable fees and disbursements of Underwriter’s counsel incident to any required review and approval by FINRA, of the terms of the sale of the Shares, (vi) all fees and expenses relating to the listing of the Shares on Nasdaq, (vii) the fees and expenses of the Company’s accountants, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants (not including the Underwriters and their representatives) engaged in connection with the road show presentations, and travel and lodging expenses of the representatives and officers of the Company and any such consultants (not including the Underwriters and their representatives), and (ix) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representatives for the reasonable and documented out-of-pocket expenses of the Underwriters incurred in connection with the offer and sale of the Shares contemplated hereby, including the fees and disbursements of its counsel in an aggregate amount not to exceed $110,000.

(i) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds”.

(j) The Company will not take, directly or indirectly, any action designed to, or which might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) The Company represents and agrees that, and each Underwriter, severally, and not jointly, represents and agrees that, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus.

(l) The Company and each of the Persons listed on Schedule V hereto (collectively, the “Lock-Up Parties”), agree that, without the prior written consent of the Representatives, it will not, during the period ending one hundred eighty (180) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares, in cash or otherwise; or (iii) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares. Each of the Lock-Up Parties have entered into a lock-up agreement reflecting the restrictions contained in the preceding sentence. In addition, the Company agrees that, without the prior written consent of the Representatives, it will not, during the period ending one hundred eighty (180) days after the date hereof waive any existing transfer restriction or lock-up agreement applicable to shares held by any stockholder representing more than 5% of the then-outstanding Ordinary Shares.

(m) The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(n) The Company hereby agrees to use its best efforts to obtain approval to list the Shares on Nasdaq. The Company further agrees to use its reasonable best efforts to effect and maintain the listing of the Shares and its Ordinary Shares on Nasdaq for at least three years from the date of this Agreement.

6. Conditions of the Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at all times through the Closing Date, and on each Option Closing Date (as if made on the Closing Date or such Option Closing Date, as applicable), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a) If filing of the Final Prospectus, or any amendment or supplement thereto, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus or the Final Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representatives for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

(b) The Shares shall be approved for listing on Nasdaq, subject to official notice of issuance.

(c) FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d) The Underwriters shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, contains an untrue statement of fact which, in the reasonable opinion of the Underwriters, is material, or omits to state a fact which, in the reasonable opinion of the Underwriters, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On the Closing Date and on each Option Closing Date, as applicable, there shall have been furnished to the Representatives, on behalf of the Underwriters, the written opinion and Rule 10b-5 negative assurance letter of (i) Dentons US LLP, U.S. legal counsel to the Company and (ii) Dentons, Cayman Islands legal counsel to the Company, dated the Closing Date or the Option Closing Date, as applicable, in substantially the respective forms attached hereto as Exhibit A-1 and A-2.

(f) On the Closing Date and on each Option Closing Date, as applicable, there shall have been furnished to the Representatives the Rule 10b-5 negative assurance letter of Loeb & Loeb LLP dated the Closing Date or the Option Closing Date, as applicable, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(g) The Representatives shall have received a letter from each of (i) Marcum LLP, and (ii) KPMG LLP, on the date hereof, on the Closing Date and on each Option Closing Date, as applicable, in form and substance reasonably satisfactory to the Representatives, confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than five (5) days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters reasonably required by the Underwriters.

(h) The Company shall have furnished to the Representatives a certificate of the Company, dated the Closing Date or the Option Closing Date, as applicable, signed by the Chief Executive Officer and the Chief Financial Officer of the Company, in their capacity as officers of the Company, to the effect that the signers of such certificate have carefully examined this Agreement, the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus and any supplements or amendments thereto and that:

(i) The representations and warranties of the Company that are qualified by materiality or by reference to any Material Adverse Effect in this Agreement are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct in all material respects, as if made at and as of the Closing Date and on the Option Closing Date, as applicable. The Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date or the Option Closing Date, as applicable;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale, or (C) suspending or preventing the use of the Time of Sale Disclosure Package, or the Final Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) There has been no occurrence of any event resulting, or reasonably likely to result, in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or the Option Closing Date, as applicable.

(i) The Company shall have furnished to the Representatives a certificate of the Company, dated the Closing Date or the Option Closing Date, as applicable, signed by the Secretary of the Company (the “Secretary’s Certificate”), in his or her capacity as an officer of the Company certifying: (i) that each copy of the Company’s certificate of incorporation and bylaws attached to the Secretary’s Certificate is true, correct and complete, has not been modified and is in full force and effect; (ii) that a true, correct and complete copy of each of the resolutions of the Company’s board of directors and the resolutions of the pricing committee of the Company’s board of directors relating to the approval of the offering is attached to the Secretary’s Certificate and such resolutions are in full force and effect and have not been modified; and (iii) as to the incumbency of the officers of the Company.

(j) The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as applicable, satisfactory written evidence of the good standing of the Company and its subsidiaries from the applicable Secretary of State or other governing body of its jurisdiction of organization.

(k) The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Underwriters or their counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by written notice to the Company at any time at or prior to the Closing Date or the Option Closing Date, as applicable, and such termination shall be without liability of any party to any other party, except that Section 5(h), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), from and against any losses, claims, damages or liabilities to which such Underwriter or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the Effective Time and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading (ii) an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, or the Marketing Materials or in any other materials used in connection with the offering of the Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (iii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iv) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriters’ Information (as defined below).

(b) Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with the Underwriters’ Information (as defined below), and will reimburse such Underwriter Indemnified Party for any legal or other expenses reasonably incurred by it in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Underwriter Indemnified Party shall be limited to the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred.

(d) The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount applicable to the Shares to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(f) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Indemnified Party; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party.

(g) For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus, other than the Underwriters’ Information. “Underwriters’ Information” means the names of the Underwriters contained on the cover page of the Pricing Prospectus and the Final Prospectus and the following disclosure contained in the “Underwriting” section of the Final Prospectus: statements that relate to the amount of selling concession and re-allowance or to over-allotment and stabilization and related activities that may be undertaken by the Underwriters.

8. Representations and Agreements to Survive Delivery; Future Offerings.

(a) The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the affiliates, officers, directors, employees, or controlling persons of the Company or the Underwriters referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5(h), 7, 8 and 10 hereof shall survive the termination or cancellation of this Agreement.

(b) Provided that the Firms Shares are sold in accordance with the terms of this Agreement, the Company hereby grants the Representatives the right of first refusal to act as exclusive joint lead managing underwriters and co-book runners or co-lead placement agent for a period of twelve (12) months from January 24, 2019 (such period, the “Exclusivity Period”), for any and all public and private equity and debt offerings or any transaction involving any sale or transfer of the Company’s equity or equity-linked securities (including warrants and debt securities with any equity feature). In addition, the Company hereby grants the Representatives the right to participate in any and all public and private equity and debt offerings or any transaction involving any sale or transfer of the Company’s equity or equity-linked securities (including warrants and debt securities with any equity feature) during the six months following the Exclusivity Period. The Company shall provide written notice to the Representatives with terms of such offering and if either Representative fails to accept in writing any such proposal for such public or private sale within 20 days after receipt of a written notice from the Company containing such proposal, then such Representative will have no claim or right with respect to any such sale contained in any such notice. If, thereafter, such proposal is modified on any material respect, the Company shall adopt the same procedures as with respect to the original offering, and each Representative shall have the right of first negotiation with respect to such revised proposal in accordance with the terms of this paragraph (b).

9. Termination of this Agreement.

(a) The Representatives shall have the right to terminate this Agreement by giving written notice to the Company as hereinafter specified at any time at or prior to the Closing Date or any Option Closing Date (as to the Option Shares to be purchased on such Option Closing Date only), if in the sole discretion of the Representatives, (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representatives, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares (ii) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or Nasdaq or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE MKT shall have been suspended or materially limited, (iii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE MKT, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iv) a banking moratorium shall have been declared by United States federal or state authorities, (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis, or (vi) in the judgment of the Representatives, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(b) The rights of termination contained in this Section 9 may be exercised by the Representatives and are in addition to any other rights or remedies the Underwriters may have in respect of any default, act or failure to act or non-compliance by the Company in respect of any of the matters contemplated by this Agreement or otherwise. In the event of any such termination, there shall be no further liability on the part of the Underwriters to the Company or on the part of the Company to the Underwriters except in respect of any liability which may have arisen prior to or arise after such termination under Sections 5(h), 7, 8 and 10 hereof.

(c) In the event the offering and sale of the Shares hereunder is terminated by the Representatives as provided in Section 9(a), the Underwriters will only be entitled to the reimbursement of reasonable out-of-pocket accountable expenses actually incurred in accordance with FINRA Rule 5110(f)(2)(D).

(d) If the Representatives elect to terminate this Agreement as provided in this Section 9, the Company and the other Underwriters shall be notified promptly by the Representatives by telephone, confirmed by letter.

10. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall default in its or their obligations to purchase Shares hereunder on the Closing Date or any Option Closing Date, as applicable, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date or Option Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Shares to be purchased by all Underwriters on such Closing Date or Option Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Shares by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

(b) If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Shares of a defaulting Underwriter or Underwriters on such Closing Date or Option Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date or Option Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus, or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Sections 2, 3, 5(h), 7, 8 and 9 through 17, inclusive, shall not terminate and shall remain in full force and effect; provided, however, that nothing in this Agreement shall relieve a defaulting Underwriter of its liability, if any, to the Company for damages occasioned by its default hereunder.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and shall be mailed, delivered or faxed to:

If to the Underwriters, to:

Roth Capital Partners, LLC
57 West 57th Street 18th Floor
New York, NY 10019
Attention: Jared Schramm, Managing Director
Fax: (949) 720-7227

And

Maxim Group LLC.
405 Lexington Avenue
New York, NY 10019
Attention: Ritesh Veera
Fax: (212) 895-3783

With a copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell Nussbaum, Esq.
Fax: (212) 407-4990

If to the Company, to:

Reebonz Holding Ltd.
5 Tampines North Drive 5
#07-00
Singapore 528548

Attention: Samuel Lin
Fax:

With a copy to:

Dentons US LLP
1221 Avenue of the Americas
New York, NY 10020
Attention: Ira Kotel, Esq.
Fax: (212) 768-6800

or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the other parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

14. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

15. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Submission to Jurisdiction. The Company irrevocably (a) submits to the jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, and any Prospectus (each a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. The Company hereby irrevocably appoints Puglisi & Associates, with offices at 850 Library Avenue, Suite 204, Newark, DE 19711, the United States of America, as agent for service of process in any Proceeding and agrees that service of process in any manner permitted by applicable laws in any such suit, action or proceeding may be made upon the Company at the office of such agent. The Company represents and warrants that such agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect. THE COMPANY (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE AND ANY PROSPECTUS.

18. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due to the Underwriters or any person controlling the Underwriters shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriters or controlling person of any sum in such other currency, and only to the extent that the Underwriters or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriters or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

19. Foreign Taxes. All payments made by the Company under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the Cayman Islands, Singapore or any political subdivision or any taxing authority thereof or therein unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges. In such event, the Company will pay such additional amounts as will result, after such withholding or deduction, in the receipt by the Underwriters and each person controlling the Underwriters, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of the Underwriters’ or controlling person’s being connected with the Cayman Islands or Singapore other than by reason of its being an Underwriter or a person controlling the Underwriters under this Agreement.

20. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or electronic mail) in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

21. Definitions. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act. In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to refer to such single subsidiary, mutatis mutandis.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

REEBONZ HOLDING LTD.

By:
Name:
Title:

Confirmed as of the date first above-mentioned
by the Representatives of the several Underwriters

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

MAXIM GROUP LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE I

Name	Number of Firm Shares to be Purchased	Number of Option Shares to be Purchased
Roth Capital Partners, LLC
Maxim Group LLC
Total

SCHEDULE II

PRICING INFORMATION

Issuer:	Reebonz Holding Ltd. (the “Company”)
Nasdaq Symbol:	“RBZ”
Securities:	[☐] ordinary shares at a price of $[●] per share.
Over-allotment option:	Up to an additional [●] ordinary shares of at a price of $[·] per share.
Public offering price:	$ per share
Underwriting discount:	$ per share
Expected net proceeds:	Approximately $[●] million ($[●] if the overallotment option is exercised in full) (after deducting the underwriting discount and estimated offering expenses payable by the Company).
Trade date:	, 2019
Settlement date:	, 2019
Underwriters:	Roth Capital Partners, LLC Maxim Group LLC

SCHEDULE III

BONA FIDE ELECTRONIC ROAD SHOWS

SCHEDULE IV

SUBSIDIARIES

SCHEDULE V

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